Exhibit 99.1
For Release
November 30, 2006, 12 p.m. EST
GMAC Financial Services Begins New Era as an
Independent Global Financial Services Company
Improved Liquidity and Credit Profile, Expanded Business Opportunities
Expected to Enhance Future Growth Prospects
NEW YORK — GMAC Financial Services opens its doors today as an independent global financial services company after 87 years as a wholly owned subsidiary of General Motors Corp.
GM today completed the sale of a majority equity stake in GMAC to an investment consortium led by Cerberus FIM Investors, LLC and including wholly owned subsidiaries of Citigroup, Inc., Aozora Bank Ltd. and The PNC Financial Services Group, Inc. As a result of this transaction, GMAC expects to benefit from access to a lower cost of funds as it assumes a separate and independent credit profile and independent governance by a new board. In addition, GM and GMAC have entered into 10-year agreements under which GMAC will remain the exclusive provider of GM-sponsored auto finance programs and will continue to provide GM dealers and their customers with the same broad range of financial products and services as it does today.
GMAC’s existing management team will remain in place and is led by Chief Executive Officer Eric Feldstein, President William Muir, and Chief Financial Officer Sanjiv Khattri.
“GMAC has had tremendous success — more than $9.4 billion of net income since the beginning of 2003 — during a time when our credit ratings were under pressure and our access to capital was constrained,” said Feldstein. “This accomplishment reflects the consistently strong operating results of our core business units despite the funding challenges we encountered.”
GMAC has established itself as the leading global auto finance company, the largest provider of automotive extended warranty and dealer vehicle inventory insurance, and a Top 10 participant in real estate finance with nine consecutive years of market share growth. The company has a superior asset origination capability — more than $60 billion per year just in the auto segment — and a world-class servicing capability in both auto and mortgage.
“The prospects for GMAC look quite promising as we now combine our existing business strengths with improved credit ratings, a more competitive cost of funds, and a strengthened capital base to support profitable growth,” Feldstein said.

New GMAC Board of Directors Named
The company’s new 13-member board was named today. The board includes independent members as well as representatives from the Cerberus-led consortium and GM. Ezra Merkin, a managing partner with Gabriel Capital Group, has been named non-executive chairman of the GMAC Board. Other members of the board are as follows:
Walter Borst, General Motors Treasurer
Frank Bruno, Cerberus Global Investments LLC President and Managing Director
T.K. Duggan, Durham Asset Management co-founder
Fritz Henderson, General Motors Vice Chairman and Chief Financial Officer
Douglas Hirsch, Seneca Capital founder and Managing Partner
Michael Klein, Citigroup Chief Executive Officer, Global Banking
Mark LaNeve, General Motors Vice President North America Vehicle Sales, Service and Marketing
Mark Neporent, Cerberus Capital Management L.P. Chief Operating Officer and Senior Managing Director
Seth Plattus, Cerberus Capital Management L.P. Chief Administrative Officer and Senior Managing Director
Bob Scully, Morgan Stanley Co-President
Lenard Tessler, Cerberus Capital Management L.P. Managing Director
Rick Wagoner, General Motors Chairman and Chief Executive Officer
The consortium, which will hold a 51 percent interest in GMAC, is committed to a long-term investment horizon through a five-year minimum hold period. Cerberus has also committed to reinvest all of its after-tax distributions into GMAC preferred stock in years 3-5 after closing.
“Cerberus Capital and the investor consortium are committed to a long-term partnership that will bring sustained growth, diversity of product offerings and lasting benefits to GMAC,” said Mark Neporent, Cerberus’ chief operating officer and senior managing director. “We’re committed to helping GMAC compete even more effectively and continuing its tradition of strong growth and success. Cerberus has great confidence and respect for the people of GMAC and we look forward to the continued success of GMAC as an independent company.”
GMAC’s capital base has been bolstered by $1.9 billion through its issuance of preferred equity to GM ($1.4 billion) and Cerberus ($500 million). The company’s previously announced $10 billion asset-backed facility, arranged through Citibank, will offer an additional source of liquidity. Strengthened by the company’s new ownership and independent governance structure, GMAC expects improved credit ratings will lead to lower-cost funding.
“Today marks an exciting new era for GMAC. Our improved capital position and credit profile enable us to play offense again,” said Feldstein. “With a global franchise spanning nearly 40 countries, and world-class asset origination and servicing capabilities, GMAC is well positioned to generate increasing revenue at higher returns across all of our businesses long-term.”

GMAC is a global financial services company that operates in approximately 40 countries, in auto finance, real estate finance, commercial finance and insurance businesses. With more than $300 billion in assets, it generated $2.5 billion in net income in 2005, on revenue of $19.2 billion.

Contacts
Toni Simonetti	Mike Stoller
GMAC Global Communications	GMAC Global Communications
917-369-2360	313-665-0955
toni.simonetti@gm.com	michael.r.stoller@gm.com
Editor’s Note: GMAC will host an investor/media teleconference on Friday, Dec. 1, 2006, beginning at 10 a.m. EST. GMAC CEO Eric Feldstein will lead the call along with other key executives of GMAC.
The call will be web cast, and presentation materials posted to GMAC’s investor website (http://www.gmacfs.com/us/en/about/investor/index.html).
Media may also dial into the live call as follows:
Dial in number: 866-356-4281 toll free in the U.S., or 617-597-5395.
Participant code: 8883-9932
A replay of the call will be available until December 4, 2006, and can be accessed by dialing 888-286-8010 toll free in the U.S., or 617-801-6888, pass code 2794-1600.
Forward-Looking Statements
In this press release and in related comments by GMAC management, we use words like “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact” or similar expressions to identify forward-looking statements that represent our current judgments about possible future events. We believe these judgments are reasonable, but GMAC’s actual results may differ materially due to a variety of important factors that are described in GMAC’s most recent report on SEC Form 10-K, as revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K.
Among other items, such factors include securing low cost funding to sustain growth for GMAC and Residential Capital Corporation (“ResCap”) and maintaining the mutually beneficial relationship between GMAC and GM; our ability to maintain adequate financing sources and an appropriate level of debt; restrictions on ResCap’s ability to pay dividends and prepay subordinated debt obligations to us; changes in the residual value of off-lease vehicles; changes in U.S. government -sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; changes in our contractual servicing rights; costs and risks associated with litigation; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of GMAC; the threat of natural calamities; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations.
Investors are cautioned not to place undue reliance on forward-looking statements. GMAC undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.